CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nyxio Technologies, Inc. 2015 Stock Incentive Plan of our audit report dated April 15, 2014, with respect to the consolidated financial statements of Nyxio Technologies Corporation included in the Annual Report on Form 10-K/A for the year ended December 31, 2013 filed with the Securities and Exchange Commission on April 16, 2014.

/s/ L.L. Bradford & Company

L.L. Bradford & Company

March 10, 2015

Las Vegas, Nevada